UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 3, 2005

Veritas DGC Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-7427	76-0343152
(Commission File Number)	(I.R.S. Employer Identification No.)

10300 Town Park Drive Houston, Texas	77072
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (832) 351-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Fiscal Year 2004 Incentive Compensation

During the fiscal year ended July 31, 2004 and prior years, eligible employees of Veritas DGC Inc., a Delaware corporation (the “Company”), including executive officers of the Company, were allowed to participate in the Company’s Key Contributor Incentive Plan (the “2004 Incentive Plan”).  A copy of the 2004 Incentive Plan in effect during fiscal year 2004 is attached as Exhibit 10.1 hereto.

Under the terms of the 2004 Incentive Plan, each participant was assigned an established target payout that was a percentage of his or her base annual salary.  In the event a participant’s salary was increased during fiscal year 2004, the incentive payment would be adjusted to reflect the new salary on a prorated basis.  The target percentages under the 2004 Incentive Plan for fiscal year 2004 ranged from 15% to 60%.  The target percentage under the 2004 Incentive Plan for Mr. Thierry Pilenko was set by contract at 75% when he joined the Company in March 2004 as a director and as Chairman and Chief Executive Officer.  Each participant was eligible to earn as incentive compensation a percentage of his or her target payout not to exceed two times his or her annual target payout if certain financial and individual goals were met.

Financial and individual goals were set for each participant prior to the beginning of fiscal year 2004.  In the case of officers of the Company and corporate personnel, 75% of the incentive payment was conditioned upon the attainment of that amount of net income before taxes specified in the Company’s fiscal year 2004 plan.  The remaining 25% of the incentive payment was conditioned upon attainment of individual objectives determined by the participant’s immediate supervisor or, in the case of executive officers, by the Compensation Committee of the Board of Directors (the “Compensation Committee”).(1)

The 2004 Incentive Plan provided that a partial payment of incentive compensation, if earned, would be paid based on the financial results of the first six months of fiscal year 2004.  This mid-year payment was typically made in March in prior years.  The mid-year incentive payment was calculated by multiplying the target payout times 50% times the percentage of the financial goal attained, not to exceed 100%.  The mid-year payment did not take the achievement of individual goals into account – this had the practical effect of limiting the mid-year payment to 37.5% of the target payout.  The final incentive payment was typically made in September after the fiscal year results for the previous year ended July 31 became available.

In the fiscal year ended July 31, 2004, the mid-year payment was made to all participants in the 2004 Incentive Plan in March 2004.  The following executive officers were paid the following amounts at that time based on the target payouts shown:

(1) Because Thierry Pilenko was appointed chairman and chief executive officer in March 2004, after the plan year had begun, he was assigned only financial goals.

Name	Title	Target Payout	Incentive Payment
David B. Robson (1)	Chairman and Chief Executive Officer	60%	$0
Thierry Pilenko (2)	Chairman and Chief Executive Officer	75%	$0
Stephen J. Ludlow	Vice Chairman	50%	$49,691
Timothy L. Wells	President and Chief Operating Officer	50%	$56,250
Vincent M. Thielen	Vice President, Corporate Controller	45%	$29,932
Larry L. Worden	Vice President, General Counsel and Secretary	45%	$37,500

(1)                      Mr. Robson, former Chairman and Chief Executive Officer, retired in March 2004 prior to the mid-year payment and was not eligible to receive any incentive compensation under the 2004 Incentive Plan.

(2)                      Mr. Pilenko joined the Company in March 2004 and was not eligible for an incentive payment in March 2004.

The end-of-year incentive payment for the fiscal year ended July 31, 2004 would customarily have been made to each participant in September 2004; however, the Compensation Committee withheld the end-of-year incentive compensation payment from all of the Company’s officers, its senior regional executives and certain financial personnel.  Other participants in the 2004 Incentive Plan were paid 85% of their final incentive compensation under the 2004 Incentive Plan in September 2004 and were paid the remaining 15% in October 2004.

Although the Company has not issued its financial results for the fiscal year ended July 31, 2004, on March 3, 2005 the Compensation Committee determined that it was in the best interest of the Company to pay all remaining fiscal year 2004 incentive payments owed to participants in the 2004 Incentive Plan.  The Compensation Committee calculated the incentive payments due under the 2004 Incentive Plan based on pro forma fiscal year 2004 financial results prepared using the same or similar methods of accounting as those used to prepare the Company’s fiscal year 2004 plan and less $3.2 million of accounting adjustments previously disclosed by the Company.  The Compensation Committee determined that the Company’s pro forma fiscal year 2004 net income before taxes was 111.9% of net income before taxes in the Company’s fiscal year 2004 plan and used 111.9% to calculate incentive compensation to be paid.  The Compensation Committee further determined that each participant to be paid, including those eligible participants who are named executive officers of the Company, had met the requirements of the 2004 Incentive Plan and had each met the assigned individual objectives.  The Compensation Committee approved the amount to be paid to each of the Company’s officers, its senior regional executives and certain financial personnel.

On March 4, 2005, the Company paid the remaining amounts due to participants in the 2004 Incentive Plan whose incentive payments had been withheld.  On that date, the Company paid the remaining amounts as follows:

Name	Title	Target Payout	Incentive Payment
Executive Officers:
Stephen J. Ludlow	Vice Chairman	50%	$98,587.66
Timothy L. Wells	President and Chief Operating Officer	50%	$138,456.02
Vincent M. Thielen	Vice President, Corporate Controller	45%	$57,777.22
Larry L. Worden	Vice President, General Counsel and Secretary	45%	$68,455.33
Total payments to executive officers as a group:			$363,276.24

Total payments to all other participants as a group:			$911,467.92

The Compensation Committee currently has a regular meeting scheduled for late March 2005.  One of the agenda items at that meeting is a discussion of all aspects of Mr. Pilenko’s compensation as Chairman and Chief Executive Officer, including his base salary, incentive compensation, and equity compensation and their relationship to the attainment of the Company’s objectives.  The committee approved the amount of Mr. Pilenko’s fiscal year 2004 incentive payment, $157,359.44, but delayed payment of that amount pending the Compensation Committee’s upcoming discussion of his overall compensation package.

Fiscal Year 2005 Incentive Compensation

In June 2004, the Compensation Committee adopted the Global Management Incentive Plan (the “Global Management Incentive Plan”).

The Compensation Committee selected certain senior executives of the Company, including executive officers, to participate in the new Global Management Incentive Plan to be administered by the Compensation Committee.  A copy of the Global Management Incentive Plan is attached as Exhibit 10.2 hereto.

Under the terms of the Global Management Incentive Plan, each participant is assigned a target bonus percentage that is a percentage of his or her base annual salary.  In the event a participant’s salary is increased during the year, the performance awards will be adjusted to reflect the new salary on a prorated basis.  The target bonus percentages under the Global Management Incentive Plan for fiscal year 2005 range from 50% to 75%.  Each participant is eligible to earn as incentive compensation a percentage of his target bonus percentage not to exceed two times his annual target payout if certain financial and individual goals are met.

Financial and individual goals under the Global Management Incentive Plan were set prior to the beginning of fiscal year 2005.   In the case of officers of the Company and corporate personnel, 50% of any performance award is conditioned upon the Company attaining a specified threshold amount of profit before income taxes and 25% is conditioned upon the Company attaining a specified threshold amount of return on assets.  To earn the remaining 25% of the performance award, the participant must attain one or more discrete business goals set by the participant’s immediate supervisor or, in the case of executive officers, by the Compensation Committee.

The Global Management Incentive Plan provides that each participant will be paid a partial performance award, if earned, based on the financial results of the first six months of the fiscal year.  It is contemplated that the mid-year award will be made in March each year.  The mid-year payment is calculated by multiplying the target bonus percentage times 50% times the percentage of the financial goal attained, not to exceed 100%.  The mid-year payment will not take the achievement of individual goals into account – this has the practical effect of limiting the mid-year payment to 37.5% of the target payout.  It is anticipated that the fiscal year 2005 performance awards under the Global Management Incentive Plan will be calculated and paid, subject to Compensation Committee approval, after the fiscal year results are available.

The base annual salary and target bonus percentages for each of the Company’s named executive officers for fiscal year 2005 are as follows:

Name	Title	Annual Salary	Target Payout
Thierry Pilenko	Chairman and Chief Executive Officer	$450,000	75%
Stephen J. Ludlow	Vice Chairman	$265,021	50%
Timothy L. Wells	President and Chief Operating Officer	$330,000	60%
Mark E. Baldwin	Executive Vice President, Chief Financial Officer and Treasurer	$300,000	60%
Vincent M. Thielen	Vice President, Corporate Controller	$180,300	50%
Larry L. Worden	Vice President, General Counsel and Secretary	$225,000	50%

Item 9.01                                             Financial Statements and Exhibits

(c)                                  Exhibit

Exhibit No.	Description

10.1	Veritas DGC Inc. Key Contributor Incentive Plan (as amended and restated March 3, 2003)

10.2	Veritas DGC Inc. Global Management Incentive Plan (including all amendments through October 4, 2004)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITAS DGC INC.

Date:	March 9, 2005	By:	/s/ LARRY L. WORDEN
Name: Larry L. Worden
Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Veritas DGC Inc. Key Contributor Incentive Plan (as amended and restated March 3, 2003)

10.2	Veritas DGC Inc. Global Management Incentive Plan (including all amendments through October 4, 2004)